Exhibit 99.1

Investor	Valerie Haertel	Media	T.J. Crawford
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		External Affairs
	(401) 770-4050		(212) 457-0583

FOR IMMEDIATE RELEASE

CVS Health Corporation Announces Pricing of Any and All Tender Offers

WOONSOCKET, RI, August 14, 2019 – CVS Health Corporation (“CVS Health”, NYSE: CVS) announced today the applicable Reference Yields and Total Consideration (each as summarized in the tables below) to be paid in connection with the previously announced cash tender offers (the “Any and All Tender Offers,” and each an “Any and All Tender Offer”) for (1) any and all of its 3.125% Senior Notes due 2020 (the “2020 Any and All Notes”) and (2) any and all of its 4.125% Senior Notes due 2021, the 4.125% Senior Notes due 2021 issued by its wholly-owned subsidiary, Aetna Inc. (“Aetna”) and the 5.450% Senior Notes due 2021 issued by Coventry Health Care, Inc., a wholly-owned subsidiary of Aetna (collectively, the “2021 Any and All Notes” and together with the 2020 Any and All Notes, the “Any and All Notes”).

The applicable Reference Yield and Total Consideration for the Any and All Notes are summarized in the tables below:

2020 Any and All Notes:

Title of Notes	CUSIP Number	Original Issuer	Principal Amount Outstanding	UST Reference Security	Bloomberg Reference Page	Fixed Spread (bps)	Reference Yield	Total Consideration(1)
3.125% Senior Notes due 2020	126650DA5	CVS Health Corporation	$2,000,000,000	1.625% UST due 03/15/2020	PX3	15	1.928%	$1,005.86

2021 Any and All Notes:

Title of Notes	CUSIP Number	Original Issuer	Principal Amount Outstanding	UST Reference Security	Bloomberg Reference Page	Fixed Spread (bps)	Reference Yield	Total Consideration(1)
4.125% Senior Notes due 2021	126650BW9	CVS Health Corporation	$550,000,000	2.250% UST due 02/15/2021	PX4	20	1.662%	$1,033.32
4.125% Senior Notes due 2021	008117AN3	Aetna Inc.	$500,000,000	2.000% UST due 02/28/2021	PX4	20	1.657%	$1,034.37
5.450% Senior Notes due 2021	222862AJ3	Coventry Health Care, Inc.	$600,000,000	2.375% UST due 03/15/2021	PX4	37.5	1.650%	$1,053.11

(1)	Per $1,000 principal amount of Any and All Notes validly tendered at or prior to the Any and All Expiration Date and accepted for purchase.

The Any and All Tender Offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 8, 2019 (as amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a more detailed description of the Any and All Tender Offers. Copies of the Offer to Purchase and the form of notice of guaranteed delivery with respect to the Any and All Notes (“Notice of Guaranteed Delivery”) are available at www.dfking.com/cvs. The Any and All Tender Offers are open to all registered holders (individually, a “Holder” and collectively, the “Holders”) of the Any and All Notes.

The Total Consideration for each $1,000 principal amount of the Any and All Notes was determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread set forth in the tables above plus the yield to maturity of the applicable UST Reference Security set forth in the tables above on the bid-side price of such UST Reference Security as of 11:00 a.m., New York City time, on August 14, 2019.

Any and All Notes validly tendered and not validly withdrawn or those for which a properly completed and duly executed Notice of Guaranteed Delivery is delivered pursuant to the guaranteed delivery procedures described in the Offer to Purchase (the “Guaranteed Delivery Procedures”) at or prior to 5:00 p.m., New York City time, on August 14, 2019 (the “Any and All Expiration Date”) (unless extended by us as described in the Offer to Purchase) will be eligible to receive the applicable Total Consideration for the Any and All Notes.

The settlement date for the Any and All Notes validly tendered and not validly withdrawn at or prior to the Any and All Expiration Date and accepted for purchase is expected to be promptly after the expiration of the Any and All Tender Offers, which is expected to be August 15, 2019, the first business day after the Any and All Expiration Date (the “Any and All Settlement Date”). The settlement date for the Any and All Notes validly tendered pursuant to the Guaranteed Delivery Procedures at or prior to the Any and All Expiration Date and accepted for purchase is expected to be August 19, 2019, the second business day after the Any and All Settlement Date (the “Any and All Guaranteed Delivery Settlement Date”).

In addition to the Total Consideration for the Any and All Notes, Holders of the Any and All Notes accepted for purchase will receive accrued and unpaid interest (“Accrued Interest”) on those Any and All Notes from the last interest payment date with respect to those Any and All Notes to, but not including, the Any and All Settlement Date. For the avoidance of doubt, the Accrued Interest payable with respect to Any and All Notes validly tendered pursuant to the Guaranteed Delivery Procedures and accepted for purchase shall cease to accrue on the Any and All Settlement Date.

Holders who tender their Any and All Notes at or prior to 5:00 p.m., New York City time, on August 14, 2019 (such date and time, as it may be extended, the “Any and All Withdrawal Deadline”) may withdraw such tendered Any and All Notes at any time at or prior to the Any and All Withdrawal Deadline. Following the Any and All Withdrawal Deadline, Holders who have tendered their Any and All Notes (whether before, on or after the Any and All Withdrawal Deadline) may not withdraw such Any and All Notes unless CVS Health is required to extend withdrawal rights under applicable law.

CVS Health expressly reserves the right, in its sole discretion, subject to applicable law, to terminate the Any and All Tender Offers at any time prior to the Any and All Expiration Date. The Any and All Tender Offers are not conditioned on any minimum principal amount of Any and All Notes being tendered but the Any and All Tender Offers are subject to a financing condition and certain other general conditions as described in the Offer to Purchase.

CVS Health has retained Barclays Capital Inc. and Goldman Sachs & Co. LLC to act as Dealer Managers for the Tender Offers (as defined in the Offer to Purchase). D.F. King & Co., Inc. has been retained to act as the Tender and Information Agent for the Tender Offers. The Offer to Purchase and, in connection with the Any and All Notes, the Notice of Guaranteed Delivery may be accessed at the following link: http://www.dfking.com/cvs. Requests for assistance relating to the procedures for tendering Notes (as defined in the Offer to Purchase) may be directed to the Tender and Information Agent either by email at cvs@dfking.com, or by phone (212) 269-5550 (for banks and brokers only) or (866) 406-2283 (for all others toll free). Requests for assistance relating to the terms and conditions of the Tender Offers may be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect) or Goldman Sachs & Co. LLC at (800) 828-3182 (toll free) or (212) 902-2995 (collect). Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to Holders of the Notes. None of CVS Health, the Dealer Managers, Tender and Information Agent or the trustees with respect to the Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisers and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About CVS Health

CVS Health is the nation’s premier health innovation company helping people on their path to better health. Whether in one of its pharmacies or through its health services and plans, CVS Health is pioneering a bold new approach to total health by making quality care more affordable, accessible, simple and seamless. CVS Health is community-based and locally focused, engaging consumers with the care they need when and where they need it. The Company has approximately 9,900 retail locations, approximately 1,100 walk-in medical clinics, a leading pharmacy benefits manager with more than 102 million plan members, a dedicated senior pharmacy care business serving more than one million patients per year and expanding specialty pharmacy services. CVS Health also serves an estimated 38 million people through traditional, voluntary and consumer-directed health insurance products and related services, including rapidly expanding Medicare Advantage offerings and a leading standalone Medicare Part D prescription drug plan. The Company believes its innovative health care model increases access to quality care, delivers better health outcomes and lowers overall health care costs. Find more information about how CVS Health is shaping the future of health at https://www.cvshealth.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q.

You are cautioned not to place undue reliance on CVS Health’s forward looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

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